Exhibit 10.1
EXECUTION VERSION

SECURITY AGREEMENT
dated as of May 20, 2014
Among
ALPHA NATURAL RESOURCES, INC.,
as Issuer,
CERTAIN SUBSIDIARIES OF THE ISSUER
IDENTIFIED HEREIN
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Notes Collateral Agent,

TABLE OF CONTENTS

Page
ARTICLE I

DEFINITIONS

SECTION	1.01.	Indenture	1
SECTION	1.02.	Other Defined Terms	2
ARTICLE II

[RESERVED]
ARTICLE III

PLEDGE OF SECURITIES

SECTION	3.01.	Pledge	7
SECTION	3.02.	Delivery of the Pledged Collateral	7
SECTION	3.03.	Representations, Warranties and Covenants	8
SECTION	3.04.	Certification of Limited Liability Company and Limited Partnership Interests	9
SECTION	3.05.	Registration in Nominee Name; Denominations	10
SECTION	3.06.	Voting Rights; Dividends and Interest, etc	10

ARTICLE IV

SECURITY INTERESTS IN PERSONAL PROPERTY; AND COVENANTS

SECTION	4.01.	Security Interest	12
SECTION	4.02.	Real Property	13
SECTION	4.03.	Representations and Warranties	15
SECTION	4.04.	Covenants	16
SECTION	4.05.	Other Actions	19
SECTION	4.06.	Covenants Regarding Patent, Trademark and Copyright Collateral	20

ARTICLE V

REMEDIES

-i-

SECTION	5.01.	Remedies Upon Default	22
SECTION	5.02.	Application of Proceeds	23
SECTION	5.03.	Grant of License To Use Intellectual Property	25
SECTION	5.04	Securities Act, etc	25

ARTICLE VI

INDEMNITY, SUBROGATION AND SUBORDINATION

SECTION	6.01.	Indemnity and Subrogation	25
SECTION	6.02.	Contribution and Subrogation	26
SECTION	6.03.	Subordination	26

ARTICLE VII

MISCELLANEOUS

SECTION	7.01.	Notices	26
SECTION	7.02.	Security Interest Absolute	26
SECTION	7.03.	Binding Effect; Several Agreement	27
SECTION	7.04.	Successors and Assigns	27
SECTION	7.05.	Notes Collateral Agent’s Fees and Expenses; Indemnification	27
SECTION	7.06.	Notes Collateral Agent Appointed Attorney-in-Fact	28
SECTION	7.07.	Applicable Law; Jurisdiction; Consent to Service of Process; WAIVER OF JURY TRIAL	28
SECTION	7.08.	Waivers; Amendment	28
SECTION	7.09.	Severability	29
SECTION	7.10.	Counterparts	29
SECTION	7.11.	Headings	29
SECTION	7.12.	Termination or Release	29
SECTION	7.13.	Additional Subsidiaries	29
SECTION	7.14.	Right of Set-off	30
SECTION	7.15.	Conflicts; Intercreditor Agreement	30
SECTION	7.16.	Other Second-Lien Obligations	30
SECTION	7.17.	Delivery to Notes Collateral Agent Generally; Commercially Reasonable Efforts	31
SECTION	7.18.	USA PATRIOT Act	31

-ii-

SECURITY AGREEMENT, dated as of May 20, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), by and among ALPHA NATURAL RESOURCES, INC., a Delaware corporation (the “Issuer”), the GUARANTORS listed on the signature pages hereto and each future Wholly Owned Domestic Subsidiary of the Issuer that hereafter becomes a party hereto (together with the Issuer, individually a “Grantor” and, collectively, the “Grantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as collateral agent (in such capacity, and together with any successor or assignee duly appointed to such capacity, the “Notes Collateral Agent”) for the Secured Parties.
RECITALS
WHEREAS, reference is made to that certain Indenture, dated as of May 20, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Issuer, the other Grantors from time to time party thereto and Wilmington Trust, National Association, in its capacity as trustee (in such capacity, and together with any successor or assignee duly appointed to such capacity, the “Trustee”) and Notes Collateral Agent;
WHEREAS, pursuant to the Indenture, the Issuer has issued $500,000,000 aggregate principal amount of 7½% Senior Secured Second Lien Notes due 2020 (together with any additional notes issued under the Indenture, the “Notes”) upon the terms and subject to the conditions set forth therein;
WHEREAS, pursuant to the Indenture, each Guarantor from time to time party thereto has unconditionally and irrevocably guaranteed to the Notes Collateral Agent, for the benefit of the Holders of the Notes, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Notes Obligations (as defined below);
WHEREAS, following the date hereof, subject to the terms and conditions of the Indenture and the Security Documents (including Section 7.15 of this Agreement), the Grantors may incur Other Second-Lien Obligations (including additional notes issued under the Indenture), which may be secured equally and ratably with the Notes Obligations as further provided under the Intercreditor Agreement;
WHEREAS, it is a condition to the issuance of the Notes that each Grantor execute and deliver this Agreement;
WHEREAS, this Agreement is made by the Grantors in favor of the Notes Collateral Agent for the benefit of the Secured Parties to secure the payment and performance in full when due of the Secured Obligations (as defined below);
NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01.    Indenture.
(a)    Capitalized terms used in this Agreement (including the preamble and recitals hereto) and not otherwise defined herein have the respective meanings assigned thereto in the Indenture. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.
(b)    The rules of construction specified in Section 1.04 of the Indenture also apply to this Agreement.
SECTION 1.02.    Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Account Debtor” means any person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.
“Agreement” has the meaning assigned to such term in the preamble hereto.
“Article 9 Collateral” has the meaning assigned to such term in Section 4.01(a).
“Collateral” means Article 9 Collateral and Pledged Collateral.
“Control Agreement” means any securities account control agreement or commodity account control agreement, as applicable, in form and substance reasonably satisfactory to the Notes Collateral Agent (or, prior to the Discharge of Senior Lender Claims, any First Lien Agent) establishing the Notes Collateral Agent’s (or, prior to the Discharge of Senior Lender Claims, any First Lien Agent’s) Control with respect to any Securities Accounts or Commodities Accounts, as applicable.
“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.
“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise; and (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule III.
“Covered Documents” means the Note Documents and any Other Second-Lien Obligations Documents.
“Event of Default” means, collectively, “Event of Default” as defined in the Indenture or as defined in any Other Second-Lien Obligations Agreement.
“Excluded Property” means, to the extent not securing any First Priority Lien Obligations, (i) any Equity Interests of any Receivables Subsidiary; (ii) any promissory note made in favor of any Grantor by any Receivables Subsidiary with respect to the purchase price of Receivables from such Grantor in connection with a Receivables Financing; (iii) any Receivables Assets related to (including, without limitation, by being sold, pledged or financed pursuant to) a Receivables Financing; (iv) any Gas Properties; (v) that certain aircraft lease (serial number 560-5359), dated November 16, 2009, as amended as of February 16, 2010, by and between Alpha Natural Resources Services, LLC and Bank of America,

N.A.; (vi) any assets to the extent that and for so long as the grant of a security interest therein, or a second lien security interest therein, would violate applicable law or any organizational documents or any contractual or lease provisions or give another party any rights of termination or acceleration or any rights to obtain a Lien to secure obligations owing to such party; provided that this clause (vi) will not apply to restrictions overridden by the Uniform Commercial Code anti-assignment provisions or, to the extent this clause (vi) was applicable because the grant of a security interest, or a second lien security interest, would violate applicable law, if there is a change of law that would result in a grant of a security interest, or a second lien security interest, no longer violating applicable law; provided further, that upon the removal of all restrictions specified in this clause (vi) or upon such change in law, as may be applicable, the exclusion set forth in this clause (vi) shall no longer apply; (vii) any assets owned directly or indirectly by a Foreign Subsidiary; (viii) voting Equity Interests of any Foreign Subsidiary in excess of 65% of the issued and outstanding voting Equity Interest of such Foreign Subsidiary; (ix) to the extent applicable law requires that a Subsidiary of any Grantor issue directors’ qualifying shares, such shares or nominee or other similar shares; (x) any Equity Interest of a person that is not directly a Subsidiary of any Grantor; (xi) certain Real Property classified as “Massey Principal Property” under the Credit Agreement owned by Alpha Appalachia Holdings, Inc. (formerly Massey Energy Company), for so long as the Massey 2.25% Convertible Notes or the Massey 3.25% Convertible Notes are outstanding and have a negative pledge clause; (xii) any Real Property or other property held by the Issuer or any of its Restricted Subsidiaries as a lessee under a lease if the Credit Agreement Collateral Agent determines (in its reasonable discretion) that the Real Property or other property subject to such lease is not material to the business or operations of the Issuer and its Subsidiaries, taken as a whole, for so long as such property is excluded under the Credit Facilities, which determination to the extent made after the Issue Date and communicated in writing to the Issuer by the Credit Agreement Collateral Agent shall be communicated in writing to the Notes Collateral Agent by the Credit Agreement Collateral Agent or the Issuer; provided that the failure to deliver such writing to the Notes Collateral Agent shall not affect whether or not such property is excluded pursuant to this clause (xii); and (xiii) if, and for so long as, the creation or perfection of pledges of or security interests in particular assets, in the reasonable judgment of the Credit Agreement Collateral Agent and the Issuer, the cost of perfecting such pledges or security interests in such assets shall be excessive in view of the benefits to be obtained by the Lenders under and as defined in the Credit Facilities therefrom, for so long as such property is excluded under the Credit Facilities, which determination to the extent made after the Issue Date and communicated in writing to the Issuer by the Credit Agreement Collateral Agent shall be communicated in writing to the Notes Collateral Agent by the Credit Agreement Collateral Agent or the Issuer; provided that the failure to deliver such writing to the collateral agent shall not affect whether or not such property is excluded pursuant to this clause (xiii)
“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.
“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.
“First Lien Guarantee and Collateral Agreement” means that certain Guarantee and Collateral Agreement, dated as of June 1, 2011, by and among the Issuer, the other Grantors and the First Lien Agent (as may be amended, amended and restated, supplemented or otherwise modified from time to time).
“First Priority Designated Agent” has the meaning assigned to such term in the Intercreditor Agreement.

“General Intangibles” means all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts.
“Governmental Authority” means the government of the United States of America, or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Grantor” and “Grantors” each have the meaning assigned to such terms in the preamble hereto.
“Indemnitees” means the Trustee, Notes Collateral Agent, Holders, any other Secured Party and their respective affiliates, directors, officers, employees, counsel, agents, advisors and other representatives.
“Indenture” has the meaning assigned to such term in the recitals hereto.
“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information or know-how.
“Intercompany Note” shall mean a promissory note substantially in the form of Exhibit III.
“Intervening Creditor” has the meaning specified in Section 5.02(d) hereof.
“Issuer” has the meaning assigned to such term in the preamble hereto.
“Mortgaged Property” means any interest in Real Property owned, leased or otherwise held by Grantors on the Issue Date as to which a first priority lien has been granted to the First Lien Agent under the Credit Agreement or any interest in Real Property acquired by the Grantors after the Issue Date as to which a first priority lien has been granted to the First Lien Agent under the Credit Agreement, in each case exclusive of Excluded Property.
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Notes” has the meaning assigned to such term in the recitals hereto.
“Notes Collateral Agent” has the meaning assigned to such term in the preamble hereto.
“Notes Documents” means the Indenture, the Notes, the Note Guarantees, the Security Documents and the Intercreditor Agreement and any other document or instrument executed and delivered with respect to any Notes Obligations.

“Notes Obligations” means (a) the due and punctual payment (i) by the Issuer and each Guarantor of the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceedings) on the Notes (other than any Additional Notes except to the extent constituting Other Second-Lien Obligations), when and as due, whether at maturity, by acceleration or otherwise, and (ii) all other monetary Obligations of the Issuer and each Guarantor to any of the Trustee, the Notes Collateral Agent or the Holders under the Indenture, the Notes (other than any Additional Notes except to the extent constituting Other Second-Lien Obligations) and each of the other Note Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including interest, fees and expenses incurred during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceedings) and (b) the due and punctual performance of all other obligations of the Issuer and each Guarantor under or pursuant to the Indenture, the Notes (other than any Additional Notes except to the extent constituting Other Second-Lien Obligations)  and each of the other Note Documents.
“Other Second-Lien Obligations Agent” means the Person appointed to act as trustee, agent or representative for the holders of Other Second-Lien Obligations pursuant to any Other Second-Lien Obligations Agreement, together with any permitted successors or assigns of such Person.
“Other Second-Lien Obligations Agreement” means the indenture, credit agreement or other agreement under which any Other Second-Lien Obligations (other than Additional Notes) are incurred.
“Other Second-Lien Obligations Documents” shall mean each Other Second-Lien Obligations Agreement and any other document or instrument executed and delivered with respect to any Other Second-Lien Obligations.
“Other Second-Lien Obligations Joinder Agreement” means an agreement substantially in the form of Exhibit IV hereto.
“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license or granting to any Grantor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party.
“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, and all applications for letters patent of the United States or the equivalent thereof in any other country, including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
“Perfection Certificate” means a certificate substantially in the form of Exhibit II hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer of the Issuer and the General Counsel of the Issuer.
“Permitted Liens” means Liens permitted under Section 4.10 of the Indenture and not prohibited under the other Covered Documents.
“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt” has the meaning assigned to such term in Section 3.01.
“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
“Pledged Stock” has the meaning assigned to such term in Section 3.01.
“Real Property” means, collectively, all right, title and interest of the Grantor (including, without limitation, any leasehold or mineral estate) in and to any and all parcels of real property owned or operated by Grantor, whether by lease, license or other use agreement, together with, in each case, all improvements and appurtenant fixtures (including, without limitation, all preparation plants or other coal processing facilities and loadout and other transportation facilities), easements and other property and rights incidental to the ownership, lease or operation thereof.
“Related Parties” means, with respect to any specified person, such person’s affiliates and the respective directors, officers, employees and agents of such person and such person’s affiliates.
“Secured Obligations” means, collectively, (a) the Notes Obligations and (b) (i) the due and punctual payment by the Issuer and each Guarantor of the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or similar proceeding , regardless of whether allowed or allowable in such proceedings) on the Indebtedness under any Other Second-Lien Obligations Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (B) all other monetary Obligations of the Issuer and each Guarantor to each Other Second-Lien Obligations Agent, the holders of Indebtedness under any Other Second-Lien Obligations Agreement or the holders of Indebtedness under any Other Second-Lien Obligations Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including interest, fees and expenses incurred during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceedings) and (ii) the due and punctual performance of all other obligations of the Issuer and each Guarantor under or pursuant to any Other-Second Lien Obligations Document; provided that no obligations in respect of Other Second-Lien Obligations (other than Additional Notes) shall constitute “Secured Obligations” unless the Other Second-Lien Obligations Agent for the holders of such Other-Second Lien Obligations has executed and delivered an Other Second-Lien Obligations Joinder Agreement pursuant to Section 7.15.
“Secured Parties” means, collectively, the Notes Collateral Agent, the Trustee, the holders of the Notes, each Other Second-Lien Obligations Agent and other holders of Secured Obligations.
“Security Interest” has the meaning assigned to such term in Section 4.01(a).
“Senior Lender Document” has the meaning assigned to such term in the Intercreditor Agreement.
“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party.
“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, corporate names, company names, business names, trade dress, logos,

other source or business identifiers, designs and general intangibles of like nature, all registrations thereof (if any), and all applications filed in connection therewith in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all renewals thereof, including those listed on Schedule III and (b) all goodwill associated therewith or symbolized thereby.
“Trustee” has the meaning assigned to such term in the recitals hereto.
“Uniform Commercial Code” or “UCC” means the New York UCC or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
ARTICLE II

[Reserved]

ARTICLE III

Pledge of Securities
SECTION 3.01.    Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby assigns and pledges to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under: (a) any Equity Interests owned by it as of the Issue Date (which shall be listed on Schedule II in accordance with and to the extent required by Section 3.03(a) hereof) and any other Equity Interests obtained in the future by such Grantor and any certificates representing all such Equity Interests (the “Pledged Stock”); provided that the Pledged Stock shall not include (i) more than 65% of the issued and outstanding voting equity interests of any Foreign Subsidiary, (ii) to the extent applicable law requires that a Subsidiary of such Grantor issue directors’ qualifying shares, such shares or nominee or other similar shares, or (iii) any Equity Interests of a person that is not directly a Subsidiary of such Grantor; (b)(i) the debt securities held by such Grantor as of the Issue Date (which shall be listed on Schedule II in accordance with and to the extent required by Section 3.03(a) hereof), (ii) any debt securities in the future issued to such Grantor and (iii) any promissory notes and any other instruments, if any, held by such Grantor and evidencing Indebtedness of the Issuer or any Subsidiary thereof, and (iv) the Intercompany Note (collectively, the “Pledged Debt”); (c) subject to Section 3.06 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (d) subject to Section 3.06 hereof, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”); provided, however, that Pledged Collateral and all of the components of Pledged Collateral including Pledged Stock, Pledged Debt and the collateral specified in clauses (c) and (d) above shall not include Excluded Property.
TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.
SECTION 3.02.    Delivery of the Pledged Collateral.
(a)    Subject to the terms of the Intercreditor Agreement, each Grantor agrees promptly to deliver or cause to be delivered to the Notes Collateral Agent (or, prior to the Discharge of Senior Lender Claims, the First Priority Designated Agent as bailee for the Notes Collateral Agent pursuant to the Intercreditor Agreement), for the benefit of the Secured Parties, any and all Pledged Stock and Pledged Debt (to the extent required by Section 3.02(b) hereof) held by it.
(b)    Each Grantor will cause any Indebtedness for borrowed money held by it having an aggregate principal amount in excess of $10,000,000 (other than intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Issuer and the Subsidiaries) owed to such Grantor by any person to be evidenced by a duly executed promissory note that is pledged and, subject to the terms of the Intercreditor Agreement, delivered to the Notes Collateral Agent (or, prior to the Discharge of Senior Lender Claims, the First Priority Designated Agent as bailee for the Notes Collateral Agent pursuant to the Intercreditor Agreement), including the Intercompany Note, for the benefit of the Secured Parties, pursuant to the terms hereof.
(c)    Subject to the terms of the Intercreditor Agreement, upon delivery to the Notes Collateral Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 3.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Notes Collateral Agent (or, prior to the Discharge of Senior Lender Claims, the First Priority Designated Agent) and by such other instruments and documents as the Notes Collateral Agent (or, prior to the Discharge of Senior Lender Claims, the First Priority Designated Agent) may reasonably request and (ii) all other property composing part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or, if necessary, documents (including issuer acknowledgments in respect of uncertificated securities, if necessary) as the Notes Collateral Agent (or, prior to the Discharge of Senior Lender Claims, the First Priority Designated Agent) may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.
SECTION 3.03.    Representations, Warranties and Covenants. The Issuer, and with respect to any of its Collateral, each Grantor, jointly and severally, represent, warrant and covenant to and with the Notes Collateral Agent, for the benefit of the Secured Parties, that:
(a)    Schedule II correctly sets forth, as of the Issue Date, the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by Pledged Stock and includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness required to be pledged and delivered under Section 3.02 hereof;
(b)    the Pledged Stock and Pledged Debt (solely with respect to Pledged Debt issued by a person that is not a Subsidiary of the Issuer or an Affiliate of any such subsidiary, to each

Grantor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a person that is not a Subsidiary of the Issuer or an Affiliate of any such subsidiary, to each Grantor’s knowledge) are legal, valid and binding obligations of the issuers thereof;
(c)    except for the security interests granted hereunder, each Grantor (i) is and, subject to any transfers made in compliance with the Indenture and not prohibited by the other Covered Documents, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Indenture and not prohibited by the other Covered Documents and other than Permitted Liens and (iv) subject to the rights of such Grantor under the Covered Documents to dispose of Pledged Collateral, will defend its title or interest hereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;
(d)    except for restrictions and limitations imposed by the Covered Documents or securities laws generally or otherwise permitted to exist pursuant to the terms of the Indenture and not prohibited by the other Covered Documents, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Notes Collateral Agent of rights and remedies hereunder;
(e)    each Grantor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;
(f)    no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect); and
(g)    under the laws of the State of New York, by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Notes Collateral Agent (or, prior to the Discharge of Senior Lender Claims, the First Priority Designated Agent as bailee for the Notes Collateral Agent pursuant to the Intercreditor Agreement), for the benefit of the Secured Parties, in accordance with this Agreement, the Notes Collateral Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected second priority lien upon and security interest in such Pledged Securities as security for the payment and performance, as the case may be, in full of the Secured Obligations and the pledge effected hereby is effective to vest in the Notes Collateral Agent, for the benefit of the Secured Parties, the rights of the Notes Collateral Agent in the Pledged Collateral as set forth herein.
SECTION 3.04.    Certification of Limited Liability Company and Limited Partnership Interests. Each interest in any limited liability company or limited partnership controlled by any Grantor and pledged hereunder shall be represented by a certificate, shall to the extent permitted by applicable laws be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by

Article 8 of the New York UCC; provided, however, in the case of (a) the limited liability company interests set forth on Schedule IV, the Issuer shall cause such interests to be represented by a certificate, to be a “security” within the meaning of Article 8 of the New York UCC and to be governed by Article 8 of the New York UCC, in each case not later than forty-five (45) days after the Issue Date and (b) any limited liability company or limited partnership that, in either case, is a Wholly Owned Domestic Subsidiary formed or acquired after the Issue Date, the Issuer shall cause such interests to be represented by a certificate, to be a “security” within the meaning of Article 8 of the New York UCC and to be governed by Article 8 of the New York UCC, in each case not later than forty-five (45) days after the date of formation or acquisition thereof, as applicable.
SECTION 3.05.    Registration in Nominee Name; Denominations. Subject to the terms of the Intercreditor Agreement, the Notes Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Notes Collateral Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Each Grantor will promptly give to the Notes Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. Subject to the terms of the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, the Notes Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each Grantor shall use its commercially reasonable efforts to cause any Subsidiary that is not a party to this Agreement to comply with a request by the Notes Collateral Agent pursuant to this Section 3.05 to exchange certificates representing Pledged Securities of such Subsidiary for certificates of smaller or larger denominations.
SECTION 3.06.    Voting Rights; Dividends and Interest, etc.
(a)    Unless and until an Event of Default shall have occurred and be continuing:
(i)    Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement and the other Covered Documents; provided that such rights and powers shall not be exercised in any manner that materially and adversely affect the rights inuring to a holder of any Pledged Securities, the rights and remedies of any of the Notes Collateral Agent or the other Secured Parties under this Agreement or any other Covered Document or the ability of the Secured Parties to exercise the same.
(ii)    The Notes Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.
(iii)    Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are (A) permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture and applicable laws and (B) not prohibited by the other Covered Documents; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall, subject to the terms of the Intercreditor Agreement, be held in trust for the benefit of the Notes Collateral Agent, for the benefit of the Secured Parties, and, if such noncash distribution would be required to be delivered as Pledged Collateral under Section 3.02 hereof, shall be forthwith delivered to the Notes Collateral Agent (or, prior to the Discharge of Senior Lender Claims, the First Priority Designated Agent as bailee for the Notes Collateral Agent pursuant to the Intercreditor Agreement), for the benefit of the Secured Parties, in the same form as so received (and endorsed in a manner reasonably satisfactory to the Notes Collateral Agent (or, prior to the Discharge of Senior Lender Claims, the First Priority Designated Agent as bailee for the Notes Collateral Agent pursuant to the Intercreditor Agreement)).
(b)    Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default and after notice by the Notes Collateral Agent to the relevant Grantors of the Notes Collateral Agent’s intention to exercise its rights hereunder, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Notes Collateral Agent which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. Subject to the terms of the Intercreditor Agreement, all dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Notes Collateral Agent, for the benefit of the Secured Parties, and shall be forthwith delivered to the Notes Collateral Agent (or, prior to the Discharge of Senior Lender Claims, the First Priority Designated Agent as bailee for the Notes Collateral Agent pursuant to the Intercreditor Agreement), for the benefit of the Secured Parties, in the same form as so received (and endorsed in a manner reasonably satisfactory to the Notes Collateral Agent (or, prior to the Discharge of Senior Lender Claims, the First Priority Designated Agent as bailee for the Notes Collateral Agent pursuant to the Intercreditor Agreement). Subject to the terms of the Intercreditor Agreement, any and all money and other property paid over to or received by the Notes Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Notes Collateral Agent in an account to be established by the Notes Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02 hereof. Subject to the terms of the Intercreditor Agreement, after all Events of Default have been cured or waived and the Issuer has delivered to the Notes Collateral Agent an Officers’ Certificate to that effect, the Notes Collateral Agent shall promptly repay (solely from the funds available from funds received and not disbursed) to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.
(c)    Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default and after notice by the Notes Collateral Agent to the relevant Grantors of the Notes Collateral Agent’s intention to exercise its rights hereunder, all rights of any Grantor to exercise the voting and/or consensual rights and powers that such Grantor is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Notes Collateral Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights and powers shall thereupon become vested in the Notes Collateral Agent, for the benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the holders of a majority of the aggregate principal amount of all Secured Obligations outstanding at such time in accordance with Section 5.02(f) hereof, the Notes Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights and powers. After all Events of Default have been cured or waived and the Issuer has delivered to the Notes Collateral Agent a certificate to that effect, each Grantor shall have the right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.
ARTICLE IV

Security Interests in Personal Property; and Covenants
SECTION 4.01.    Security Interest.
(a)    As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby assigns and pledges to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):
(i)    all Accounts;
(ii)    all As-Extracted Collateral;
(iii)    all Chattel Paper;
(iv)    all cash and Deposit Accounts;
(v)    all Documents;
(vi)    all Equipment and Goods;
(vii)    all Fixtures;
(viii)    all General Intangibles and Intellectual Property;
(ix)    all Instruments;
(x)    all Inventory;
(xi)    all Investment Property;
(xii)    all Letter-of-Credit Rights;
(xiii) all Commercial Tort Claims described with specification on Schedule V hereto (as such Schedule may be amended or supplemented from time to time pursuant to Section 4.05(d) hereof or otherwise);

(xiv) all books and records pertaining to the Article 9 Collateral; and
(xv)    to the extent not otherwise included, all proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing;
provided, however, that the foregoing assignment, pledge and grant of a security interest shall be deemed not to assign, pledge and grant a security interest in (a) any Letter-of-Credit Rights to the extent any Grantor is required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose, (b) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, or (c) motor vehicles the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction; provided further that the foregoing assignment, pledge and grant of a security interest shall be deemed not to assign, pledge and grant a security interest in Excluded Property.
(b)    Each Grantor hereby irrevocably authorizes the Notes Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings), continuation statements, or other filings and recordings, and hereby ratifies any and all such filings made prior to the date hereof, with respect to the Article 9 Collateral and any other collateral pledged hereunder or any part thereof and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment, or such other information as may be required under applicable law, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) in the case of Fixtures and As-Extracted Collateral, a sufficient description of the real property to which such Article 9 Collateral relates, and (iii) a description of collateral that describes such property in any other manner as the Notes Collateral Agent may reasonably determine is necessary or advisable to ensure the perfection of the Security Interest in the Article 9 Collateral or other collateral granted under this Agreement, including describing such property as “all assets” or “all property”. Each Grantor agrees to provide such information to the Notes Collateral Agent promptly upon specific request therefor.
Each Grantor hereby further irrevocably authorizes the Notes Collateral Agent to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Notes Collateral Agent as secured party.
(c)    Notwithstanding the foregoing authorizations, in no event shall the Notes Collateral Agent be obligated to prepare or file any financing statements or any documents with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) whatsoever, or to maintain the perfection of the security interest granted hereunder. Each Grantor agrees to prepare, record and file, at its own expense, financing statements (and amendments and continuation statements when applicable) and short-form trademark, copyright and/or patent security interest grants, as applicable, with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) in such manner and, with respect to Article 9 Collateral other than Intellectual Property, in such jurisdictions as are necessary to perfect and maintain perfected the Collateral, and to deliver a file stamped copy of each such financing statement or other evidence of filing to the Notes Collateral Agent. Neither the Trustee nor the Notes Collateral Agent shall be under any obligation whatsoever to file any such financing or continuation statements or to make any other filing under the UCC or within the United States Patent and Trademark Office or United States Copyright Office (or any successor office) in connection with this Agreement or any other Notes Document.
(d)    The Security Interest is granted as security only and shall not subject the Notes Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.
SECTION 4.02.    Real Property.
(a)    Subject to the terms of the Intercreditor Agreement, the Secured Obligations shall also be secured by Mortgages on all Mortgaged Property. The Grantors shall use commercially reasonable efforts to, within 120 days of the Issue Date, deliver to the Notes Collateral Agent each of the following, in each case, in form and substance as shall be reasonably satisfactory to the Notes Collateral Agent and its legal counsel:

(i)    with respect to each Mortgaged Property, a fully executed counterpart of a Mortgage, dated the date such property is encumbered to secure the notes, duly executed by the applicable Grantor, together with reasonably satisfactory evidence of the completion (or reasonably satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes or fees in connection therewith as required by applicable local law) as may be necessary to create a valid, perfected at least second-priority lien (subject to Permitted Real Estate Encumbrances) against such Mortgaged Property purported to be covered thereby;
(ii)    with respect to each Mortgaged Property, opinions of local counsel in form and substance substantially similar to those delivered to the Credit Agreement Collateral Agent in connection with the First Priority Lien Obligations with respect to (i) enforceability and perfection of the Mortgages and other matters customarily included in such opinions and (ii) due authorization, execution and delivery of the Mortgages; and
(iii)    any other documents or instruments with respect to the Mortgaged Property that have been or are delivered to any First Lien Agent, substantially in the forms delivered by the Grantors under the Credit Agreement other than completed flood hazard determinations and any notices about special flood hazard area status and flood disaster assistance.
If the Issuer or any Guarantor fails within 120 days after the Issue Date to have such security interests and liens be in place and perfected after using commercially reasonable efforts, the Issuer shall be solely responsible for determining whether it has used commercially reasonable efforts, which shall be set forth in an Officer’s Certificate delivered to the Trustee and the Notes Collateral Agent (upon which the Trustee and the Notes Collateral Agent may conclusively rely without any investigation).
(b)    After the Issue Date, promptly after the acquisition by any Grantor of any Real Property of the type that would constitute Mortgaged Property, if such Real Property shall not already be subject to a perfected at least second priority Lien under the Covered Documents and is required to be encumbered in favor of any First Lien Agent securing the First Priority Lien Obligations, the applicable Grantor shall give notice thereof to the Notes Collateral Agent and thereafter, contemporaneously with the encumbrance thereof in favor of any First Lien Agent, shall cause such Real Property to be encumbered by a Mortgage in favor of the Notes Collateral Agent for the benefit of the Secured Parties and shall deliver documents of the type described in Section 4.02(a) hereof with respect thereto. Each Grantor agrees that it shall not, after the Issue Date, encumber any Real Property in favor of any First Lien Agent unless it contemporaneously grants a Mortgage on such Real Property in favor of any Notes Collateral Agent for the benefit of the Secured Parties and delivers documents of the type described in Section 4.02(a) hereof.
(c)    In the event that any Other Second-Lien Obligations are incurred following the Issue Date pursuant to Section 7.15, the Grantors shall promptly take all such action as may be reasonably required to amend each then existing Mortgage (including, without limitation payment of any taxes or fees in connection therewith as required by applicable local law) in order to cause such Other Second-Lien Obligations to be secured equally and ratably with the then-existing Secured Obligations, and deliver to the Notes Collateral Agent such other documents (including, without limitation, legal opinions) as the Notes Collateral Agent may reasonably request in connection therewith, in each case in form and substance reasonably acceptable to the Notes Collateral Agent. The Grantors shall use commercially reasonable efforts to deliver such documents to the Notes Collateral Agent within 120 days of the incurrence of such Other Second-Lien Obligations.
SECTION 4.03.    Representations and Warranties. The Issuer, and with respect to any of its Collateral, each Guarantor, jointly and severally, represent and warrant to the Notes Collateral Agent and the Secured Parties that:
(a)    Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Notes Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect. Each Grantor has good and marketable title, or valid leasehold interests in, or easements or other limited property interests in all Mortgaged Properties, subject solely to Permitted Real Estate Encumbrances and except where the failure to have such title or interest would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, properties, assets or financial condition of the Grantors, taken as a whole, or a material impairment of the validity or enforceability of, or a material impairment of the material rights, remedies or benefits available to the Secured Parties under any Notes Document
(b)    The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete, in all material respects, as of the Issue Date. Schedule 8(a) to the Perfection Certificate is a true, accurate and complete list of all of the Mortgaged Properties as of the Issue Date. Upon execution and delivery of the Mortgages in accordance herewith, all of the property listed on such Schedule 8(a) will be encumbered by a Mortgage in favor of the Notes Collateral Agent for the benefit of the Secured Parties securing the Secured Obligations.
The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral based upon the information provided to the Notes Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in

Schedule 7 to the Perfection Certificate (or specified by notice from the Issuer to the Notes Collateral Agent after the Issue Date in the case of filings, recordings or registrations required by Section 4.04(a) or Section 4.05(e) hereof), constitute all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Notes Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments.
A fully executed short form (which form shall be reasonably acceptable to the Notes Collateral Agent and the Issuer) containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents (and Patents for which United States registration applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) shall be recorded by the relevant Grantor (a copy of which shall be promptly delivered to the Notes Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Notes Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and, other than the Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations referenced above, no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).
(c)    The Security Interest constitutes (i) under the laws of the State of New York, a legal and valid security interest in all the Article 9 Collateral securing the payment or performance, as the case may be, in full of the Secured Obligations, (ii) subject to the filings described in Section 4.02(b) hereof, a perfected security interest in all Article 9 Collateral to the extent such a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or a short form thereof) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Permitted Liens or Liens arising by operation of law.

(d)    The Article 9 Collateral is owned by the Grantors free and clear of any Lien, other than Permitted Liens or Liens arising by operation of law. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in the case of each clause (i), (ii) and (iii) above, in respect of Permitted Liens.
(e)    None of the Grantors holds any Commercial Tort Claim reasonably estimated in excess of $10,000,000 as of the Issue Date except as indicated on Schedule V hereto, as such schedule may be updated or supplemented from time to time.
(f)    All Accounts have been originated by the Grantors and all Inventory reasonably estimated in excess of $10,000,000 has been acquired by the Grantors in the ordinary course of business.
SECTION 4.04.    Covenants.
(a)    Each Grantor agrees promptly to notify the Notes Collateral Agent in writing of any change in (i) its corporate name, (ii) its identity or type of organization or corporate structure, (iii) its Federal Taxpayer Identification Number or organizational identification number, (iv) its jurisdiction of organization or (v) its Chief Executive Office. Each Grantor agrees promptly to provide the Notes Collateral Agent with certified organizational documents reflecting any of the changes applicable to it described in the immediately preceding sentence upon the Notes Collateral Agent’s request (or to the extent the same are delivered to any First Lien Agent prior to the Discharge of Senior Lender Claims). Each Grantor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Notes Collateral Agent to continue at all times following such change to have a valid, legal and perfected second priority security interest in all the Article 9 Collateral for the benefit of the Secured Parties. Each Grantor agrees promptly to notify the Notes Collateral Agent in writing if any material portion of the Article 9 Collateral owned or held by such Grantor is damaged or destroyed.
(b)    Subject to the rights of such Grantor under each Covered Document to dispose of Collateral, each Grantor shall, at its own expense, take any and all actions necessary to defend title to its Article 9 Collateral against all persons and to defend the Security Interest and Liens of the Notes Collateral Agent, for the benefit of the Secured Parties, in its Article 9 Collateral and the priority thereof against any Lien other than Permitted Liens.
(c)    Subject to Section 7.15(b) below, each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as may be necessary or as the Notes Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable to any of the Grantors under or in connection with any of the Article 9 Collateral that is in excess of $10,000,000 shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be delivered to the Notes Collateral Agent or the First Priority Designated Agent, as applicable, pursuant to Section 4.05.
Without limiting the generality of the foregoing, each Grantor hereby authorizes the Notes Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any of its assets or items that may constitute Copyrights, Patents, Trademarks, Copyright Licenses, Patent Licenses or Trademark Licenses; provided that any Grantor shall have the right, exercisable within 30 days after it has been notified by the Notes Collateral Agent of the specific identification of such Article 9 Collateral, to advise the Notes Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Article 9 Collateral. Each Grantor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral within 30 days after the date it has been notified by the Notes Collateral Agent of the specific identification of such Article 9 Collateral.
(d)    After the occurrence of an Event of Default and during the continuance thereof, the Notes Collateral Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, its Article 9 Collateral, including, in the case of its Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Notes Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.
(e)    At its option, the Notes Collateral Agent may but shall have no obligation to discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 4.10 of the Indenture and not prohibited by the terms of the other Covered Document, and may but shall have no obligation to pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Indenture or this Agreement or pursuant to the terms of any other Covered Documents, and each Grantor jointly and severally agrees to reimburse the Notes Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Notes Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(e) shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Notes Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Covered Documents.
(f)    Each Grantor (rather than the Notes Collateral Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to its Article 9 Collateral and each Grantor jointly and severally agrees to indemnify and hold harmless the Notes Collateral Agent and the Secured Parties from and against any and all liability for such performance.
(g)    None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of its Article 9 Collateral or shall grant any other Lien in respect of its Article 9 Collateral, except Permitted Liens. None of the Grantors shall make or permit to be made any transfer of its

Article 9 Collateral and each Grantor shall remain at all times in possession of the Article 9 Collateral owned by it, except as permitted by the Indenture and not prohibited by the other Covered Documents.
(h)    None of the Grantors will, without the Notes Collateral Agent’s prior written consent (unless consented to by the First Lien Agents prior to the Discharge of Senior Lenders Claims), grant any extension of the time of payment of any Accounts included in its Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices or as otherwise permitted by the Indenture and not prohibited by each other Covered Document.
(i)    Each Grantor irrevocably makes, constitutes and appoints the Notes Collateral Agent (and all officers, employees or agents designated by the Notes Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of, subject to the Intercreditor Agreement, making, settling and adjusting claims in respect of its Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Notes Collateral Agent may (but shall have no obligation to), without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Notes Collateral Agent reasonably deems advisable. All sums disbursed by the Notes Collateral Agent in connection with this Section 4.03(i), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Notes Collateral Agent and shall be additional Secured Obligations secured hereby.
SECTION 4.05.    Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Notes Collateral Agent to enforce, for the benefit of the Secured Parties, the Notes Collateral Agent’s security interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with, respect to the following Article 9 Collateral:
(a)    Instruments and Tangible Chattel Paper. Subject to the terms of the Intercreditor Agreement, if any Grantor shall at any time hold or acquire any Instruments or Tangible Chattel Paper evidencing an amount in excess of $10,000,000, such Grantor shall forthwith endorse, assign and deliver the same to the Notes Collateral Agent (or, prior to the Discharge of Senior Lender Claims, the First Priority Designated Agent as bailee for the Notes Collateral Agent pursuant to the Intercreditor Agreement), accompanied by such instruments of transfer or assignment duly executed in blank.
(b)    Cash Accounts. No Grantor shall grant control of any deposit account to any Person other than any First Lien Agent, the Notes Collateral Agent and the bank with which the deposit account is maintained.

(c)    Investment Property. Subject to the terms of the Intercreditor Agreement, except to the extent otherwise provided in Article III:
(i)    if any Investment Property, whether certificated or uncertificated (other than uncertificated securities described in clause (ii) below), having an aggregate fair market value in excess of $10,000,000 now or hereafter acquired by any Grantor is held by such Grantor, such Grantor shall notify the Notes Collateral Agent in writing thereof and either, at such Grantor’s discretion, (A) cause such Investment Property (if it is a Certificated Security) to be endorsed, assigned and delivered to the Notes Collateral Agent (or, prior to the Discharge of Senior Lender Claims, the First Priority Designated Agent as bailee for the Notes Collateral Agent pursuant to the Intercreditor Agreement), accompanied by such instruments of transfer or assignment duly executed in blank, (B) cause such security or Investment Property to be held in a securities account that is then subject to a Control Agreement, (C) cause any securities intermediary or commodity intermediary, as applicable, then holding such Investment Property to agree pursuant to a Control Agreement, in the case of a securities intermediary, to comply with entitlement orders or other instructions from the Notes Collateral Agent (or, prior to the Discharge of Senior Lender Claims, the First Lien Agent party to such Control Agreement) to such securities intermediary as to such securities or other Investment Property or, in the case of a commodity intermediary, to apply any value distributed on account of any commodity contract as directed by the Notes Collateral Agent (or, prior to the Discharge of Senior Lender Claims, the First Lien Agent party to such Control Agreements) to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (D) arrange for the Notes Collateral Agent (or, prior to the Discharge of Senior Lender Claims, the First Priority Designated Agent as bailee for the Notes Collateral Agent pursuant to the Intercreditor Agreement) to become the entitlement holder with respect to such Investment Property (if it is held through a securities intermediary), for the benefit of the Secured Parties, with such Grantor being permitted, only with the consent of the Notes Collateral Agent (or, prior to the Discharge of Senior Lender Claims, the First Priority Designated Agent as bailee for the Notes Collateral Agent pursuant to the Intercreditor Agreement), to exercise rights to withdraw or otherwise deal with such Investment Property; and
(ii)    if any security having a fair market value in excess of $10,000,000 and now or hereafter acquired by any Grantor is uncertificated and is issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Notes Collateral Agent in writing of such uncertificated securities and upon the Notes Collateral Agent’s request following the occurrence and during the continuation of an Event of Default, pursuant to an agreement in form and substance reasonably satisfactory to the Notes Collateral Agent, cause, or with respect to any issuer that is not a Subsidiary of such Grantor, use best efforts to cause either (i) the issuer to agree to comply with instructions from the Notes Collateral Agent as to such security, without further consent of any Grantor or such nominee, or (ii) the issuer to register the Notes Collateral Agent as the registered owner of such security.
The Notes Collateral Agent agrees with each of the Grantors that the Notes Collateral Agent shall not give any entitlement orders, instructions or directions to any such issuer, securities intermediary or commodity intermediary described above, as applicable, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, as applicable, unless an Event of Default has occurred and is continuing or, after giving effect to any such withdrawal or dealing rights, would occur; provided that the provisions of this paragraph (c) shall not apply to any Financial Assets (as defined in the UCC) credited to a securities account for which the Notes Collateral Agent is the securities intermediary.
(d)    Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $10,000,000, such Grantor shall promptly notify the Notes Collateral Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and grant to the Notes Collateral Agent in writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Notes Collateral Agent.
(e)    Each Grantor agrees that, in the event any Grantor, pursuant to any Senior Lender Document, takes any action to grant or perfect a Lien in favor of any First Lien Agent in any assets (other than any asset constituting First Lien Separate Collateral, as such term is defined in the Intercreditor Agreement), such Grantor shall also take such action to grant or perfect a Lien (subject to the Intercreditor Agreement) in favor of the Notes Collateral Agent to secure the Secured Obligations without request of the Notes Collateral Agent, including with respect to any property and real property in which any First Lien Agent directs a Grantor to grant or perfect a Lien or take such other action under any Senior Lender Document.
SECTION 4.06.    Covenants Regarding Patent, Trademark and Copyright Collateral.
(a)    Each Grantor agrees that it will not knowingly do any act or knowingly omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the normal conduct of such Grantor’s business may become prematurely invalidated or dedicated to the public.
(b)    Each Grantor will use its commercially reasonable efforts to, for each material Trademark necessary to the normal conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark consistent with the quality of such products and services as of the date hereof, (iii) display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.
(c)    Each Grantor will use its commercially reasonable efforts to, for each work covered by a material Copyright necessary to the normal conduct of such Grantor’s business that it publishes, displays and distributes, use copyright notice as required under applicable copyright laws.
(d)    Each Grantor shall notify (in writing) the Notes Collateral Agent promptly if it knows that any Patent, Trademark or Copyright material to the normal conduct of such Grantor’s business may imminently become abandoned, lost or dedicated to the public other than by expiration, or of any materially adverse determination or development, excluding office actions and similar determinations in the United States Patent and Trademark Office and United States Copyright Office, any court or any similar office of any country, regarding such Grantor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.
(e)    Each Grantor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Notes Collateral Agent on a semi-annual basis of each application by itself, or through any agent, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office and each registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country filed during the preceding six-month period, and (ii) prior to the Discharge of Senior Lender Claims, as any First Lien Agent may reasonably request under any Senior Lender Document and within the timing required by any First Lien Agent and upon and after the Discharge of Senior Lender Claims if an Event of Default has occurred and is continuing, promptly upon the request of the Notes Collateral Agent, execute and deliver to the Notes Collateral Agent and record with the United States Patent and Trademark Office and United States Copyright Office any and all such agreements, instruments, documents and papers to evidence the Notes Collateral Agent’s security interest in such Patent, Trademark or Copyright; provided for the avoidance of doubt, that all such Intellectual Property shall automatically constitute Collateral herewith.
(f)    Each Grantor shall exercise its reasonable business judgment consistent with its practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country (A) with respect to maintaining and pursuing each material application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Grantor’s business and (B) to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright in each case that is material to the normal conduct of such Grantor’s business, including, when applicable and necessary in such Grantor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Grantor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.
(g)    In the event that any Grantor knows that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the normal conduct of its business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Grantor shall, if such Grantor deems it necessary in its reasonable business judgment, promptly contact such third party, and if necessary in its reasonable business judgment, sue and recover damages, or take such other actions as are reasonably appropriate under the circumstances.
(h)    Upon and during the continuance of an Event of Default, each Grantor shall use commercially reasonable efforts to obtain all requisite consents or approvals from the licensor under each Copyright License, Patent License or Trademark License to effect the assignment of all such Grantor’s right, title and interest thereunder to (in the Notes Collateral Agent’s sole discretion) the designee of the Notes Collateral Agent or the Notes Collateral Agent.
ARTICLE V

Remedies
SECTION 5.01.    Remedies Upon Default. Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of its Collateral to the Notes Collateral Agent on demand, and it is agreed that the Notes Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Notes Collateral Agent (provided, however, that with respect to Trademarks such assignment shall only be effective if such Trademarks are accompanied by the goodwill symbolized by such Trademarks) or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Notes Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Notes Collateral Agent shall have the right, subject to the mandatory requirements of applicable law and subject to the terms of the Intercreditor Agreement, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Notes Collateral Agent shall deem appropriate. Subject to the terms of the Intercreditor Agreement, the Notes Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Subject to the terms of the Intercreditor Agreement, upon consummation of any such sale of Collateral pursuant to this Section 5.01 the Notes Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
Subject to the terms of the Intercreditor Agreement, the Notes Collateral Agent shall give the applicable Grantors 10 Business Days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Notes Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Notes Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Notes Collateral Agent may (in its sole and absolute discretion) determine. The Notes Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Notes Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Notes Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Notes Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 5.02 hereof without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Notes Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Notes Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Notes Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
SECTION 5.02.    Application of Proceeds. (a) The Notes Collateral Agent shall, subject to the Intercreditor Agreement, promptly apply the proceeds, moneys or balances of any collection or sale of Collateral or Mortgaged Properties, as well as any Collateral consisting of cash, as follows:
FIRST, to the payment of all costs, fees and expenses owing to (a) the Notes Collateral Agent in its capacity as such in accordance with the terms of the Indenture, (b) the Trustee in its capacity as such in accordance with the terms of the Indenture and (c) any Other Second-Lien Obligations Agent in its capacity as such in accordance with the terms of such Other Second-Lien Obligations Agreement;
SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the respective amounts of the Secured Obligations owed to them on the date of any such distribution); and
THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.
(b)    If, despite the provisions of this Agreement or any other Security Document, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement or any other Security Document, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 5.02.
(c)    Upon any sale of Collateral or the Mortgaged Property by the Notes Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Notes Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral or the Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Notes Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
(d)    Notwithstanding the foregoing and the pari passu nature of all the Notes Obligations, on the one hand, and the Other Second-Lien Obligations, on the other hand, in the event that (i) any of the Other Second-Lien Obligations are unenforceable under applicable law or are subordinated to any other obligations, (ii) any of the Other Second-Lien Obligations do not have an enforceable security interest in any of the Collateral and/or (iii) any intervening security interest exists securing any other obligations (other than other Secured Obligations) on a basis ranking prior to the security interest of such Other Second-Lien Obligations but junior to the security interest of the Notes Obligations (any such condition referred to in the foregoing clauses (i), (ii) or (iii) with respect to any Other Second-Lien Obligations, an “Impairment” of such Other Second-Lien Obligations), the results of such Impairment shall be borne solely by the holders of such Other Second-Lien Obligations, and the rights of the holders of such Other Second-Lien Obligations (including, without limitation, the right to receive distributions in respect of such Other Second-Lien Obligations) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of such Other Second-Lien Obligations subject to such Impairment. Notwithstanding the foregoing, with respect to any Collateral or the Mortgaged Property for which a third party (other than a Secured Party) has a lien or security interest that is junior in priority to the security interest of the holders of the Notes Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Secured Obligations (such third party, an “Intervening Creditor”), the value of any Collateral or the Mortgaged Property or proceeds that are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Collateral or the Mortgaged Property or proceeds to be distributed in respect of the Secured Obligations with respect to which such Impairment exists.
(e)    In making the determinations and allocations required by this Section 5.02, the Notes Collateral Agent may conclusively rely upon information supplied by the Trustee or Other Second-Lien Obligations Agent as to amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations, and the Notes Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Notes Collateral Agent pursuant to this Section 5.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Notes Collateral Agent shall have no duty to inquire as to the application by the Trustee or any Other Second-Lien Obligations Agent of any amounts distributed to it.
(f)    Notwithstanding anything herein or in any other Covered Document to the contrary, the Notes Collateral Agent shall, to the extent permitted by the applicable Security Document, exercise remedies and sell the Collateral or the Mortgaged Property at the direction of the holders of a majority of the aggregate principal amount of all Secured Obligations outstanding at the time of such action; provided that if the Notes Collateral Agent has asked the holders of Secured Obligations for instructions and the applicable holders have not yet responded to such request, the Notes Collateral Agent shall be authorized (but shall not have the duty) to take such actions which the Notes Collateral Agent believes to be required to promote and protect the interests of the holders of the Secured Obligations and/or to preserve the value of the Collateral. The Notes Collateral Agent shall not be obligated to take any such direction or honor a request unless the Notes Collateral Agent has received security or indemnity satisfactory to it against any losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
SECTION 5.03.    Grant of License To Use Intellectual Property. Solely for the purpose of enabling the Notes Collateral Agent, subject to the terms of the Intercreditor Agreement, to exercise rights and remedies under Article V of this Agreement at such time as the Notes Collateral Agent shall be lawfully entitled, and to the extent necessary, to exercise such rights and remedies, each Grantor hereby grants to (in the Notes Collateral Agent’s sole discretion) a designee of the Notes Collateral Agent or the Notes Collateral Agent, for the benefit of the Secured Parties, a nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any of its Article 9 Collateral consisting of Intellectual Property (excluding Trademarks) now owned or hereafter acquired by such Grantor, wherever the same may be located, and including, without limitation, in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Notes Collateral Agent (or its designee) may be exercised, at the option of the Notes Collateral Agent and subject to the terms of the Intercreditor Agreement, solely upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Notes Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.
SECTION 5.04.    Securities Act, etc.. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Notes Collateral Agent if the Notes Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Notes Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Notes Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Notes Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Notes Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Notes Collateral Agent sells.
ARTICLE VI

Indemnity, Subrogation and Subordination
SECTION 6.01.    Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03 hereof), the Issuer agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement or any other Security Document in respect of any Secured Obligation of the Issuer, the Issuer shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a Secured Obligation of the Issuer, the Issuer shall indemnify such

Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
SECTION 6.02.    Contribution and Subrogation. Each Guarantor agrees (subject to Section 6.03 hereof) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Secured Obligation or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Secured Obligation owed to any Secured Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Issuer as provided in Section 6.01 above, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.13, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 hereof to the extent of such payment.
SECTION 6.03.    Subordination.
(a)    Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation of the Grantors under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations. No failure on the part of the Issuer or any Guarantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.
(b)    Each Guarantor hereby agrees that all Indebtedness and other monetary obligations owed by it to any other Guarantor or any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations.
ARTICLE VII

Miscellaneous
SECTION 7.01.    Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.09 of the Indenture. All communications and notices hereunder to any Guarantor shall be given to it in care of the Issuer, with such notice to be given as provided in Section 13.09 of the Indenture and all notices to any Other Second-Lien Obligations Agent shall be given to it at the address set forth in the Other Second-Lien Obligations Joinder Agreement.
SECTION 7.02.    Security Interest Absolute. All rights of the Notes Collateral Agent hereunder, the Security Interest, the security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Notes Document, any Other Second-Lien Obligations Documents, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Notes Document, any Other Second-Lien Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.
SECTION 7.03.    Binding Effect; Several Agreement. This Agreement shall become binding when a counterpart hereof shall have been executed by the Issuer, the Guarantors and the Notes Collateral Agent and when the Notes Collateral Agent shall have received copies thereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of each of the parties hereto and the other Secured Parties and their respective permitted successors and assigns. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without affecting the obligations of any other party hereunder.
SECTION 7.04.    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and registered assigns, except that no party shall have the right to assign or otherwise transfer any of its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by the Indenture.
SECTION 7.05.    Notes Collateral Agent’s Fees and Expenses; Indemnification.
(a)    The parties hereto agree that the Notes Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 11.07 of the Indenture and the applicable provisions of any Other Second-Lien Obligations Agreement, in each case.
(b)    Without limitation of its indemnification obligations under the other Covered Documents, each Grantor jointly and severally agrees to indemnify the Indemnitees against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, litigation, investigations or proceedings and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted or brought against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Covered Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of any transactions contemplated hereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, litigation, investigations or proceedings or related expenses result primarily from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties (any such Indemnitee and its Related Parties treated, for this purpose only, as a single Indemnitee).
(c)    Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. Without prejudice to the survival of any other agreements contained herein, the provisions of this Section 7.05 shall survive the payment in full of the principal and interest under the Indenture and any Other Second-Lien Obligations Agreement, the

termination of the any commitments under any Other Second-Lien Obligations Agreement and the termination of this Agreement or any other Covered Document. All amounts due under this Section 7.05 shall be payable on written demand therefor. This Section 7.05 shall survive the termination of this Agreement and the resignation or removal of the Notes Collateral Agent.
SECTION 7.06.    Notes Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Notes Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement or any other Security Document and taking any action and executing any instrument that the Notes Collateral Agent may deem necessary or advisable to accomplish the purposes hereof or thereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, but subject to the terms of the Intercreditor Agreement, the Notes Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Notes Collateral Agent’s name or in the name of such Grantor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Notes Collateral Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement or any other Security Document, as fully and completely as though the Notes Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Notes Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Notes Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Notes Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
SECTION 7.07.    Applicable Law. The terms of Section 13.03 of the Indenture are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
SECTION 7.08.    Waivers; Amendment.
(a)    No failure or delay by the Notes Collateral Agent or any Secured Party in exercising any right or power hereunder or under any Covered Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Notes Collateral Agent and other Secured Parties hereunder and under the other Covered Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other

Covered Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle such Grantor to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each party hereto subject to any consents required in accordance with Article 8 of the Indenture and corresponding provisions of each Other Second-Lien Obligations Agreement.
SECTION 7.09.    Severability. In the event any one or more of the provisions contained in this Agreement or in any other Covered Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7.10.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 7.03 hereof. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original.
SECTION 7.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 7.12.    Termination or Release.
(a)    The Liens securing the Notes Obligations will be released, in whole or in part, as provided in Section 12.02 of the Indenture.
(b)    The Liens securing Other Second-Lien Obligations of any series will be released, in whole or in part, as provided in the Other Second-Lien Obligations Agreement governing such obligations.
(c)    In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 7.12, the Notes Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s request and expense, all documents, including without limitation any UCC termination statement, mortgage release or other document, that such Grantor shall reasonably request to evidence such termination or release subject to the Notes Collateral Agent’s receipt of a certification by the Issuer stating that such transaction, sale or other transfer, as applicable, and the related release are permitted under the terms of the Indenture or such Other Second-Lien Obligations Agreement, as the case may be. Any execution and delivery of documents pursuant to this Section 7.12 shall be without recourse to or warranty by the Notes Collateral Agent.
SECTION 7.13.    Additional Subsidiaries. Upon execution and delivery by the Notes Collateral Agent and any Wholly Owned Domestic Subsidiary of the Issuer that is required to become a party hereto by Section 4.13 of the Indenture or corresponding provisions of any Other Second-Lien

Obligations Agreement of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.
SECTION 7.14.    Right of Set-off. Subject to the terms of the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Secured Party to or for the credit or the account of any party to this Agreement against any of and all the obligations of such party now or hereafter existing under this Agreement owed to such Secured Party irrespective of whether or not such Secured Party shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Secured Party under this Section 7.14 are in addition to other rights and remedies (including other rights of set-off) that such Secured Party may have.
SECTION 7.15.    Conflicts; Intercreditor Agreement. (a) Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Notes Collateral Agent pursuant to this Agreement and for the benefit of the Secured Parties pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to the First Lien Agents pursuant to the applicable Senior Lender Documents and (ii) the exercise of any right or remedy by the Notes Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, prior to the Discharge of Senior Lender Claims, the requirements of this Agreement to deliver Collateral and any certificates, instruments or documents in relation thereto to the Notes Collateral Agent or to grant control (within the meaning of the UCC) shall be deemed satisfied by delivery of such Collateral and such certificates, instruments or documents, or the granting of such control, in relation thereto the First Priority Designated Agent (as bailee for the Notes Collateral Agent) as provided in the Intercreditor Agreement.
(b)     The Notes Collateral Agent acknowledges and agrees, on behalf of itself and any other Secured Party, that any provision of this Agreement to the contrary notwithstanding, unless an Event of Default exists following the Discharge of Senior Lender Claims as contemplated by Section 12.02(a) of the Indenture, the Grantors shall not be required to (i) grant, and the Notes Collateral Agent shall not acquire or hold, any Lien on any asset of the Issuer or any Grantor securing any Secured Obligations that is not also subject to a first-priority Lien in respect of the First Priority Lien Obligations under the Senior Lender Documents, (ii) act or refrain from acting pursuant to the Security Documents or with respect to any Collateral on which any First Lien Agent has a Lien superior in priority to the Notes Collateral Agent’s Lien thereon in any manner that would result in a default under the terms and provisions of the Senior Lender Documents, or (iii) other than as provided in Section 4.02 or Section 4.04(a) or to the extent such action is required to be taken by a Grantor pursuant to any Security Document or Covered Document without the request of the Notes Collateral Agent, but subject to Section 5.3(b) of the Intercreditor Agreement, take any action or refrain from taking any action with respect to the maintenance or perfection of the Collateral, unless the Grantors are required to take a comparable action, or refrain from taking a comparable action, under comparable provisions of Senior Lender Documents.

SECTION 7.16.    Other Second-Lien Obligations. On or after the Issue Date, the Issuer may from time to time designate additional obligations as Other Second-Lien Obligations by delivering to the Notes Collateral Agent, the Trustee and each Other Second-Lien Obligations Agent (a) a certificate signed by an executive officer of the Issuer (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof, stating that such obligations are designated as “Other Second-Lien Obligations” for purposes hereof, (ii) representing that such designation complies with the terms of the Indenture and each then extant Other Second-Lien Obligations Agreement and (iii) specifying the name and address of the Other Second-Lien Obligations Agent for such obligations (if other than the Trustee); and (b) except in the case of Additional Notes, a fully executed Other Second-Lien Obligations Joinder Agreement (in the form attached as Exhibit IV). Notwithstanding anything to the contrary contained herein, with respect to any Other Second-Lien Obligations Agreement the Notes Collateral Agent shall have no responsibility for, or any duty to inquire as to, any matter pertaining to such Other Second-Lien Obligations Agreement (or the contents thereof) or the compliance of any Grantor or Other Second-Lien Obligations Agent with the terms thereof. Without limiting the foregoing, in the event the Notes Collateral Agent is required to take action hereunder and such action is conditioned upon compliance with the terms of any Other Second-Lien Obligations Agreement, the Notes Collateral Agent shall be entitled to request, and be fully protected in relying upon, an Officer’s Certificate of the relevant Grantor and/or the applicable Other Second-Lien Obligations Agent that such action is permitted or authorized under the terms of such Other Second-Lien Obligations Agreement. To the extent such Other Second-Lien Obligations Agreement grants any rights, protections, immunities or indemnities thereunder to the Notes Collateral Agent, the Issuer and each other Grantor agree that the Notes Collateral Agent is an express third-party beneficiary thereunder.
SECTION 7.17.    Delivery to Notes Collateral Agent Generally; Commercially Reasonable Efforts. To the extent any information, agreement, certificates or other document to be delivered or provided to the Notes Collateral Agent under this Agreement has to be satisfactory to the Notes Collateral Agent, any information, agreement, certificates or other document substantially similar in form and substance to any corresponding information, agreement, certificates or other document delivered to the First Priority Designated Agent shall be deemed to be reasonably satisfactory to the Notes Collateral Agent. The Notes Collateral Agent shall not be required to make any request hereunder without the instructions of the holders of the Secured Obligations in accordance with the Indenture and any applicable Other Second-Lien Obligations Agreements. To the extent any Security Document requires the Issuer or any other Grantor to use commercially reasonable efforts, whether the Issuer or such other Grantor has in fact used commercially reasonable efforts will be determined solely by the Issuer (not the Notes Collateral Agent) and shall be set forth in an Officers’ Certificate delivered to the Trustee and the Notes Collateral Agent, upon which the Trustee and the Notes Collateral Agent may conclusively rely.
SECTION 7.18.    USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Notes Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Agreement agree that they will provide the Notes Collateral Agent with such information as it may request in order to satisfy the requirements of the USA PATRIOT Act.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ALPHA NATURAL RESOURCES, INC.

By:	/s/ Vaughn R. Groves
Name: Vaughn R. Groves
Title: Executive Vice President, General
Counsel and Secretary

A.T. MASSEY COAL COMPANY, INC.
ALEX ENERGY, INC.
ALPHA AMERICAN COAL COMPANY, LLC
ALPHA AMERICAN COAL HOLDING, LLC
ALPHA APPALACHIA SERVICES, INC.
ALPHA AUSTRALIA, LLC
ALPHA AUSTRALIA SERVICES, LLC
ALPHA COAL RESOURCES COMPANY, LLC
ALPHA COAL SALES CO., LLC
ALPHA COAL WEST, INC.
ALPHA EUROPEAN SALES, INC.
ALPHA GAS AND OIL COMPANY
ALPHA INDIA, LLC
ALPHA LAND AND RESERVES, LLC
ALPHA MIDWEST HOLDING COMPANY
ALPHA PA COAL TERMINAL, LLC
ALPHA SHIPPING AND CHARTERING, LLC
ALPHA TERMINAL COMPANY, LLC
ALPHA WYOMING LAND COMPANY, LLC
AMFIRE HOLDINGS, LLC
AMFIRE MINING COMPANY, LLC
AMFIRE, LLC
APPALACHIA COAL SALES COMPANY, INC.
APPALACHIA HOLDING COMPANY
ARACOMA COAL COMPANY, INC.
AXIOM EXCAVATING AND GRADING SERVICES, LLC
BANDMILL COAL CORPORATION
BANDYTOWN COAL COMPANY
BARBARA HOLDINGS INC.
BARNABUS LAND COMPANY
BELFRY COAL CORPORATION
BEN CREEK COAL COMPANY
BIG BEAR MINING COMPANY
BLACK DOG COAL, LLC
BLACK CASTLE MINING COMPANY, INC.
BLACK KING MINE DEVELOPMENT CO.
BLACK MOUNTAIN CUMBERLAND RESOURCES, INC.
BOONE EAST DEVELOPMENT CO.
BROOKS RUN MINING COMPANY, LLC
BROOKS RUN SOUTH MINING, LLC
BUCHANAN ENERGY COMPANY, LLC
CASTLE GATE HOLDING COMPANY
CENTRAL PENN ENERGY COMPANY, INC.
CLEAR FORK COAL COMPANY
CORAL ENERGY SERVICES, LLC
CRYSTAL FUELS COMPANY

DEHUE COAL COMPANY
DELBARTON MINING COMPANY
DELTA MINE HOLDING COMPANY
DICKENSON-RUSSELL COAL COMPANY, LLC
DICKENSON-RUSSELL LAND AND RESERVES, LLC
DRIH CORPORATION
DRY SYSTEMS TECHNOLOGIES, INC.
DUCHESS COAL COMPANY
EAGLE ENERGY, INC.
ELK RUN COAL COMPANY, INC.
ENTERPRISE MINING COMPANY, LLC
ESPERANZA COAL CO., LLC
FOUNDATION MINING, LLC
FOUNDATION PA COAL COMPANY, LLC
FOUNDATION ROYALTY COMPANY
FREEPORT MINING, LLC
FREEPORT RESOURCES COMPANY, LLC
GOALS COAL COMPANY
GREEN VALLEY COAL COMPANY
GREYEAGLE COAL COMPANY
HARLAN RECLAMATION SERVICES LLC
HERNDON PROCESSING COMPANY, LLC
HIGHLAND MINING COMPANY
HOPKINS CREEK COAL COMPANY
INDEPENDENCE COAL COMPANY, INC.
JACKS BRANCH COAL COMPANY
JAY CREEK HOLDING, LLC
JOBONER COAL COMPANY
KANAWHA ENERGY COMPANY
KEPLER PROCESSING COMPANY, LLC
KINGSTON MINING, INC.
KINGWOOD MINING COMPANY, LLC
KNOX CREEK COAL CORPORATION
LAUREN LAND COMPANY
LAXARE, INC.
LITWAR PROCESSING COMPANY, LLC
LOGAN COUNTY MINE SERVICES, INC.
LONG FORK COAL COMPANY
LYNN BRANCH COAL COMPANY, INC.
MAPLE MEADOW MINING COMPANY
MARFORK COAL COMPANY, INC.
MARTIN COUNTY COAL CORPORATION
MAXXIM REBUILD CO., LLC
MAXXIM SHARED SERVICES, LLC
MAXXUM CARBON RESOURCES, LLC
MCDOWELL-WYOMING COAL COMPANY, LLC
MILL BRANCH COAL CORPORATION
NEW RIDGE MINING COMPANY

NEW RIVER ENERGY CORPORATION
NEWEAGLE INDUSTRIES, INC.
NICEWONDER CONTRACTING, INC.
NORTH FORK COAL CORPORATION
OMAR MINING COMPANY
PARAMONT COAL COMPANY VIRGINIA, LLC
PAYNTER BRANCH MINING, INC.
PEERLESS EAGLE COAL CO.
PENNSYLVANIA LAND HOLDINGS COMPANY, LLC
PENNSYLVANIA SERVICES CORPORATION
PERFORMANCE COAL COMPANY
PETER CAVE MINING COMPANY
PIGEON CREEK PROCESSING CORPORATION
PILGRIM MINING COMPANY, INC.
PIONEER FUEL CORPORATION
PLATEAU MINING CORPORATION
POWER MOUNTAIN COAL COMPANY
PREMIUM ENERGY, LLC
RAWL SALES & PROCESSING CO.
REPUBLIC ENERGY, INC.
RESOURCE DEVELOPMENT LLC
RESOURCE LAND COMPANY LLC
RIVER PROCESSING CORPORATION
RIVERSIDE ENERGY COMPANY, LLC
RIVERTON COAL PRODUCTION INC.
ROAD FORK DEVELOPMENT COMPANY, INC.
ROBINSON-PHILLIPS COAL COMPANY
ROCKSPRING DEVELOPMENT, INC.
ROSTRAVER ENERGY COMPANY
RUM CREEK COAL SALES, INC.
RUSSELL FORK COAL COMPANY
SCARLET DEVELOPMENT COMPANY
SHANNON-POCAHONTAS COAL CORPORATION
SIDNEY COAL COMPANY, INC.
SOLOMONS MINING COMPANY
SPARTAN MINING COMPANY
STIRRAT COAL COMPANY
SYCAMORE FUELS, INC.
T. C. H. COAL CO.
TENNESSEE CONSOLIDATED COAL COMPANY
TENNESSEE ENERGY CORP.
TOWN CREEK COAL COMPANY
TRACE CREEK COAL COMPANY
TUCSON LIMITED LIABILITY COMPANY
TWIN STAR MINING, INC.
VANTAGE MINING COMPANY
WABASH MINE HOLDING COMPANY
WARRICK HOLDING COMPANY

WEST KENTUCKY ENERGY COMPANY
WHITE BUCK COAL COMPANY
WILLIAMS MOUNTAIN COAL COMPANY
WYOMAC COAL COMPANY, INC.

By:	/s/ Vaughn R. Groves
Name: Vaughn R. Groves
Title: Vice President and Secretary

ALPHA APPALACHIA HOLDINGS, INC.
ALPHA NATURAL RESOURCES, LLC
ALPHA NATURAL RESOURCES SERVICES, LLC

By:	/s/ Vaughn R. Groves
Name: Vaughn R. Groves
Title: Executive Vice President, General
Counsel and Secretary

ALPHA NATURAL RESOURCES INTERNATIONAL, LLC

By:	/s/ Vaughn R. Groves
Name: Vaughn R. Groves
Title: Executive Vice President and Secretary

AMFIRE WV, L.P.
By:    AMFIRE Holdings, LLC,
    as General Partner

By:	/s/ Vaughn R. Groves
Name: Vaughn R. Groves
Title: Vice President and Secretary

CUMBERLAND COAL RESOURCES, LP
By:    Pennsylvania Services Corporation,
    as General Partner

By:	/s/ Vaughn R. Groves
Name: Vaughn R. Groves
Title: Vice President and Secretary

EMERALD COAL RESOURCES, LP
By:    Pennsylvania Services Corporation,
    as General Partner

By:	/s/ Vaughn R. Groves
Name: Vaughn R. Groves
Title: Vice President and Secretary

ALPHA SUB ONE, LLC
ALPHA SUB TWO, LLC

By:	/s/ Vaughn R. Groves
Name: Vaughn R. Groves
Title: President, Manager and Secretary

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Notes Collateral Agent

By:	/s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President